Exhibit 99.2

Jun 2, 2016

Nasdaq, Inc. Prices $500,000,000 Senior Notes Offering

NEW YORK, June 02, 2016 (GLOBE NEWSWIRE) — Nasdaq, Inc. (the “Company”) (Nasdaq:NDAQ) today announced that it priced a public offering of $500,000,000 aggregate principal amount of U.S. dollar-denominated 3.850% senior notes due 2026 (the “Offering”). The Company expects to use the net proceeds from the Offering, together with cash on hand and/or borrowings under the Company’s senior credit facility, to fund the cash consideration payable by the Company for its acquisition of 100% of the equity interests in U.S. Exchange Holdings, Inc. (the indirect owner of three electronic options exchanges: International Securities Exchange, ISE Gemini and ISE Mercury) (the “ISE Transaction”) and related expenses and for general corporate purposes, which may include, without limitation, the repayment of indebtedness or the funding of other future acquisitions.

Mizuho Securities USA Inc., SEB Securities, Inc. and Wells Fargo Securities, LLC are acting as bookrunners for the Offering.

The Offering is being made solely by means of a prospectus supplement and accompanying prospectus, which have been or will be filed with the Securities and Exchange Commission (the “SEC”). Before investing, the prospectus supplement and accompanying prospectus should be read, as well as other documents the Company has filed or will file with the SEC, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies may be obtained by contacting Mizuho Securities USA Inc. at Telephone: (866) 271-7403; SEB Securities, Inc. at 245 Park Avenue, 33rd Floor, New York, NY 10167, Attention: NYC Investment Banking, Telephone: (212) 692-4795, Email: NYCInvestmentBanking@sebny.com; or Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, Telephone: (800) 645-3751, Email: wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Offering, the ISE Transaction, the implementation dates of these transactions, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. We caution that these statements are not guarantees of future performance.

Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to factors detailed in the Company’s annual report on Form 10-K, and periodic reports filed with the SEC. We undertake no obligation to release any revisions to any forward-looking statements.

ABOUT NASDAQ

Nasdaq (Nasdaq:NDAQ) is a leading provider of trading, clearing, exchange technology, listing, information and public company services across six continents. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. Nasdaq is home to nearly 3,700 listed companies with a market value of $9.3 trillion and over 17,000 corporate clients. To learn more, visit: nasdaq.com/ambition or business.nasdaq.com.

NDAQF